LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS,that I,Scott J. Newkam of 1134 QUAIL
HOLLOW RD, HUMMELSTOWN, PA 17036    , have made, constituted,
and appointed, and do hereby make, constitute, and appoint
PATRICIA E. HOCH and RICHARD A. SOULIES, or either of them, my true and lawful attorney-in-fact for me and in my name and on my behalf to do and perform all matters and things required of me under the Securities Exchange Act of 1934 or any regulations promulgated pursuant thereto,including the completion, signing, and filing on my behalf of Form 3,Form 4, and Form 5 with the Securities and Exchange Commission.This Power of Attorney shall remain in effect for as long as the undersigned is subject to the reporting requirements of  section 16.

This Power of Attorney shall not be affected by any disability on my behalf, including the event that I become incompetent to handle my affairs.

IN WITNESS WHEREOF and intending to be legally bound hereby, I have hereunto set my hand and seal this ___________ day of february 25, 2004.


Signatures on File
_____________________________		_____________________
  	       Witness				Scott J. Newkam


COMMONWEALTH OF PENNSYLVANIA	:
							:	SS.
COUNTY OF 					:

On this, the ___25 day of _____February, 2004_, before me,
the undersigned officer, personally appeared       Beth L. Miller
, who being duly sworn according to law, deposes and says that the foregoing Power of Attorney is his act and deed and that he desires the same to be recorded as such.

IN WITNESS WHEREOF, I hereunto set my hand and notarial seal the day and year aforesaid.

_____________________________
Notary Public
My commission expires:

											  	     (SEAL)